CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Hurley Exploration, Inc. (the “Company”) on Form 10-QSB for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chet Kurzawski, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending December 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-QSB for the period ending December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Hurley Exploration, Inc.

Dated: May 10, 2006

HURLEY EXPLORATION, INC.

By:	/s/ Chet Kurzawski Chief Executive Officer and Chief Financial Officer